December 14, 2012

Mr. Anthony Williams

Artio Global Investors

330 Madison Avenue

New York, NY 10013

Dear Mr. Williams:

In consideration of the mutual promises set forth below, and as an inducement for you to continue your employment with Artio Global Investors Inc. (the “Company”), you and the Company agree as follows:

Your employment agreement dated November 23, 2011 with the Company (the “Agreement”) shall be amended as follows, effective as of the date on which you countersign this letter:

1.                   Your position at the Company shall be Managing Director and Chief Executive Officer.

2.                   The definition of “Initial Term” shall be December 31, 2014.

3.                   The first sentence of paragraph 2 shall be deleted in its entirety and replaced with the following:

“Your base salary shall be $500,000 per year, as of November 1, 2012, payable semi-monthly (equivalent to $20,833), subject to required withholding and deductions.”

4.                   The final clauses of paragraphs 6(b)(iii) and 6(c)(ii) shall include the following language:

“; or (C) 1,500,000.”

5.                   The final sentence of paragraph 6(f) of the Agreement shall be deleted in its entirety and replaced with the following:

“In addition, a percentage of awards under the Stock Incentive Plan referred to above, which would have vested (or with respect to which restrictions would have lapsed) in the year of your death, will vest (or will have restrictions lapse), which percentage shall be calculated by dividing the number of days you were employed in that year (beginning on September 29 with respect to initial restricted stock unit awards) by 365. All other bonus awards under the Stock Incentive Plan referred to above, which would have vested in the year of your death, will vest in their entirety.”

Except as provided herein, all other terms and conditions in the Agreement remain in full force and effect.

Very truly yours,

Artio Global Investors Inc.

by:	/s/ Francis Harte____________________ Francis Harte Managing Director Chief Financial Officer	by:	/s/ Debbie Cooper____________ Debbie Cooper First Vice President & Head of Human Resources Artio Global Management LLC
	Accepted: /s/ Anthony Williams________________________ Anthony Williams		December 14, 2012_____ Date